UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

September 19, 2025
Date of Report (Date of earliest event reported)

Sinclair, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-271072	92-1076143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Sinclair Broadcast Group, LLC
(Exact name of registrant as specified in its charter)

Maryland	000-26076	52-1494660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road Hunt Valley, MD  21030
(Address of principal executive offices and zip code)

(410) 568-1500
(Registrants' telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Sinclair, Inc.

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $ 0.01 per share	SBGI	The NASDAQ Stock Market LLC

Sinclair Broadcast Group, LLC

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Sinclair, Inc. ☐ Sinclair Broadcast Group, LLC ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  Sinclair, Inc. ☐ Sinclair Broadcast Group, LLC ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2025, Sinclair Television Group, Inc. ("STG"), a subsidiary of Sinclair, Inc. ("Sinclair" or the "Company"), entered into Amendment Number Two (the "Amendment") to the Amended and Restated Employment Agreement dated January 16, 2020 and effective as of January 1, 2020 (as previously amended by that certain Amendment Number One dated June 20, 2023 and effective as of January 1, 2023, the "Agreement") with Robert Weisbord, Chief Operating Officer and President of Broadcast, retroactively effective as of January 1, 2025.

Under the terms of the Amendment, absent earlier termination in accordance with the terms of the Agreement, the term of Mr. Weisbord's employment expires on December 31, 2027, subject to extension options at STG's election. In addition, retroactive to January 1, 2025 and through the end of his employment term, Mr. Weisbord's annual base salary was reduced to $1,000,000. Under the terms of the Amendment, Mr. Weisbord is also eligible for (i) an annual cash bonus during each year of the employment term of $1,000,000, which may be based on revenue, cash flow targets and/or other bonus criteria; (ii) an annual exceeds cash bonus during each year of the employment term of up to $600,000 and which may be based on bonus criteria relating to times sales; (iii) an additional annual executive performance bonus based on terms set forth by the Company's Compensation Committee of the Board of Directors for similarly situated executives of up to $800,000 for the year ending December 31, 2025, with annual increases in the potential bonus amount of 3% for each subsequent year of the employment term; and (iv) subject to certain conditions, an annual grant of restricted stock vesting over two years in the number of shares equivalent to $1,550,000 for the year ending December 31, 2025, $1,260,000 for the year ending December 31, 2026, and $1,323,000 for the year ending December 31, 2027, with annual increases thereafter in the amount of 5% for each subsequent year of the employment term.

Under the terms of the Amendment, provided Mr. Weisbord has been continually employed in good standing by STG through January 1, 2027 or Mr. Weisbord is terminated without Cause (as defined in the Agreement) prior to January 1, 2027, he is eligible to receive a one-time special longevity bonus in the amount of $5,000,000 (the "Guaranteed Longevity Bonus") payable in twelve equal cash monthly payments beginning on January 1, 2027 and ending on December 1, 2027. In the event that Mr. Weisbord's employment is terminated pursuant to a Change in Control (as defined in the Agreement), then the Company's successor shall pay Mr. Weisbord the Guaranteed Longevity Bonus in full within 30 days after the Termination Date (as defined in the Agreement) in the form of cash. If earned, the Guaranteed Longevity Bonus shall be due and payable regardless of whether Mr. Weisbord elects to continue to provide services to the Company or any successor entity thereafter.

Except as set forth in the Amendment, a copy of which shall be filed as an exhibit with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, the terms of the previous agreement remain unchanged.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR, INC.
SINCLAIR BROADCAST GROUP, LLC

By: /s/ David R. Bochenek

Name:    David R. Bochenek
Title:    Senior Vice President / Chief Accounting Officer
Dated: September 22, 2025